EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Form S-8 (No. 333-151027),
(2)	Form S-3 (No. 333-166199), and
(3)	Form S-3 (No. 333-170374);

of our reports dated February 25, 2011, with respect to the consolidated financial statements of American Capital Agency Corp., and the effectiveness of internal control over financial reporting of American Capital Agency Corp., included in this Annual Report (Form 10-K) for the year ended December 31, 2010.

/s/ Ernst & Young LLP

McLean, Virginia

February 25, 2011